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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 23, 2008
SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	1-13660	59-2260678

(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, FL	34994

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (772) 287-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SEACOAST BANKING CORPORATION OF FLORIDA
Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Participation in the TARP Capital Purchase Program
On December 19, 2008, Seacoast Banking Corporation of Florida (the “Company”) entered into a letter agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company agreed to issue and sell (i) 2,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.10 per share (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 1,179,245 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), for an aggregate purchase price of $50,000,000 in cash. The Purchase Agreement is included as Exhibit 10.1 hereto and is incorporated herein by reference.
The Series A Preferred Stock will qualify as Tier 1 capital for regulatory capital purposes and will pay cumulative dividends at a rate of 5% per annum for the first five years, and thereafter at a rate of 9% per annum. The Series A Preferred Stock may be redeemed by the Company after three years without restrictions. The Series A Preferred Stock may not be redeemed by the Company during the first three years, except with proceeds from one or more “Qualified Equity Offerings” (as defined in the Articles of Amendment to the Amended and Restated Articles of Incorporation (the “Articles of Amendment”) included as Exhibit 3.1 hereto). All redemptions of Series A Preferred Stock are subject to the prior approval of the Board of Governors of the Federal Reserve System or its delegee (the “Federal Reserve”). The restrictions on redemption of Series A Preferred Stock are set forth in the Articles of Amendment described in Item 5.03 below and included as Exhibit 3.1 hereto. The form of certificate for the Series A Preferred Stock is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The Series A Preferred Stock was issued to the Treasury effective December 19, 2008.
The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to certain anti-dilution and other adjustments, equal to $6.36 per share of Common Stock. The Warrant, issued and dated December 19, 2008, is included as Exhibit 4.2 hereto and is incorporated herein by reference.
If the Company receives aggregate gross cash proceeds of not less than $50,000,000 from Qualified Equity Offerings on or prior to December 31, 2009 and redeems the Series A Preferred Stock, the number of shares of Common Stock issuable pursuant to the Treasury’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.
The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration under the Securities Act of 1933, as amended. Upon the request of the Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series A Preferred Stock, may be

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issued. The Company has agreed to register the Series A Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer other than under the securities laws, except that the Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the date on which the Company has received aggregate gross proceed of no less than $50 million Qualified Equity Offerings or December 31, 2009, whichever is earlier.
As required by the Purchase Agreement, each of the Company’s Senior Executive Officers, as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) and regulations issued thereunder, delivered to the Treasury a written waiver voluntarily waiving any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulations issued by the Treasury under the Troubled Assets Relief Program (“TARP”) Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the EESA and other regulations related thereto may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program. The waiver, effective December 19, 2008, is included as Exhibit 10.2 hereto and is incorporated herein by reference. It was executed by Dennis S. Hudson, III, William R. Hahl, O. Jean Strickland, A. Douglas Gilbert and H. Russell Holland III.
The closing was also subject to the Company effecting changes to its Benefit Plans with respect to its Senior Executive Officers as may be necessary, during the period that the Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, to comply with Section 111(b) of the EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the closing date. The Purchase Agreement required the written consent of those Senior Executive Officers to the extent necessary for the changes to be legally enforceable. The consent, effective December 19, 2008, is included as Exhibit 10.3 hereto and is incorporated herein by reference. The consent was executed by Dennis S. Hudson, III, William R. Hahl, O. Jean Strickland, A. Douglas Gilbert and H. Russell Holland III.
In the Purchase Agreement, the Company agreed that, until such time as the Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its Benefit Plans with respect to its Senior Executive Officers comply with Section 111(b) of the EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the closing date, and has agreed to not adopt any Benefit Plans with respect to, or which cover, its Senior Executive Officers that do not comply with the EESA.

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Bank Subsidiary’s Formal Agreement with the OCC
On December 16, 2008, the Company’s subsidiary bank, Seacoast National Bank (the “Bank”), executed a formal agreement (the “Formal Agreement”) with the Office of the Comptroller of the Currency (the “OCC”). The Formal Agreement is focused on improving the Bank’s asset quality. Under the Formal Agreement, the Bank’s Board of Directors will appoint a compliance committee to monitor and coordinate the Bank’s performance under the Formal Agreement.
The Formal Agreement provides for the development and implementation of written programs to reduce the Bank’s credit risk, monitor and reduce the level of criticized assets, and manage commercial real estate (“CRE”) loan concentrations in light of current CRE market conditions. The Bank believes that it has taken many of the steps required by the Formal Agreement, and has developed and implemented various programs contemplated by the Formal Agreement, subject to regulatory review and approval. A copy of the Formal Agreement is included as Exhibit 10.4 and is incorporated herein by reference.
The Bank also intends to agree separately with the OCC to maintain a Tier 1 leverage capital ratio of at least 7.50% and a total risk-based capital ratio of at least 12.0% as of March 31, 2009. Neither the Formal Agreement nor the agreement with the OCC as to minimum capital ratios change the Bank’s status as “well-capitalized” for bank regulatory purposes.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement; Participation in the TARP Capital Purchase Program” is incorporated by reference into this Item 3.02.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITYHOLDERS.

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Upon issuance of the Series A Preferred Stock on December 19, 2008, the ability of the Company to declare or pay dividends or distributions on, shares of its Common Stock will be subject to restrictions, including the prohibition, absent the Treasury’s consent, on increasing Common Stock dividends from the current rate through the third anniversary of the issuance of the Series A Preferred Stock. The redemption, purchase or other acquisition of Company Preferred Stock or Common Stock of the Company, or trust preferred securities of the Company or its affiliates, also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series A Preferred Stock and (b) the date on which the Series A Preferred Stock has been redeemed in whole or Treasury has transferred all of the Series A Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.
In addition, pursuant to the Articles of Amendment, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Common Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock. These restrictions are set forth in the Articles of Amendment described in Item 5.03 and incorporated herein from Exhibit 3.1 hereto.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement; Participation in the TARP Capital Purchase Program” is incorporated by reference into this Item 5.02.
ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
The Company has filed Articles of Amendment with the Florida Secretary of State for the purpose of amending its Amended and Restated Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock. The Series A Preferred Stock has a liquidation preference of $25,000 per share. The Articles of Amendment are attached hereto as Exhibit 3.1 and are incorporated by reference herein.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
3.1	Articles of Amendment for the Series A Preferred Stock

4.1	Form of Certificate for Series A Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock

10.1	Purchase Agreement, dated December 19, 2008, by and between the Company and the United States Department of the Treasury

10.2	Waiver of Senior Executive Officers, dated December 19, 2008

10.3	Consent of Senior Executive Officers, dated December 19, 2008

10.4	Formal Agreement entered into with the Office of the Comptroller of the Currency, dated December 16, 2008

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SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA (Registrant)
Dated: December 23, 2008	By:	/s/ Dennis S. Hudson, III
	Name:	Dennis S. Hudson, III
	Title:	Chairman and Chief Executive Officer